UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities and Exchange Act 1934



Date of Report: May 26, 1998



   0-20260 and 1-11440                                    06-1150326
--------------------------------------------------------------------------------
(Commission File Numbers)                      (IRS Employer Identification No.)


One Manhattanville Road, Purchase, NY                       10577
--------------------------------------------------------------------------------
(Address of principal executive offices)                 (Zip Code)


Registrant's telephone no. including area code: (914) 253-8000


Registrant's former name: IVF America, Inc.

                            INTEGRAMED AMERICA, INC.
                                   FORM 8-K/A

                                TABLE OF CONTENTS

                               Items 7 (a) and (b)


                                                                            PAGE

  FINANCIAL INFORMATION

    Shady Grove Fertility Centers, P.C. Financial Statements

       Report of Independent Accountants.......................................3

       Balance Sheet as of March 12, 1998 (unaudited)
         and December 31, 1997 and 1996........................................4

       Statement of Operations for the interim-period ended March 12, 1998
         (unaudited) and the years ended December 31, 1997 and 1996............5

       Statement of Stockholders' Deficit for the interim-period ended
          March 12, 1998 (unaudited) and the years ended December 31, 1997 and 1996.............................................................6

       Statement of Cash Flows for the interim-period ended March 12, 1998
          (unaudited) and the years ended December 31, 1997 and 1996...........7

       Notes to Financial Statements....................................... 8-11

    IntegraMed America, Inc.
    Pro Forma Consolidated Financial Information (unaudited)

       Basis of Presentation..................................................12

       Pro Forma Consolidated Statement of Operations for the three-month period ended March 31, 1998..........................................13

       Pro Forma Consolidated Statement of Operations for the year ended
         December 31, 1997....................................................14

  SIGNATURES..................................................................15

  INDEX TO EXHIBITS...........................................................16

                        Report of Independent Accountants


To the Stockholders of
Shady Grove Fertility Centers, P.C.


      In our opinion, the accompanying balance sheet and related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Shady Grove Fertility Centers, P.C. (the "Company") at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

      As discussed in Note 10 to the financial statements, on March 12, 1998, the Company entered into agreements to sell its outstanding stock to IntegraMed America, Inc. and give IntegraMed America, Inc. the right to manage the Company for a twenty-five year period.




Price Waterhouse LLP
Stamford, Connecticut
May 1, 1998

                       SHADY GROVE FERTILITY CENTERS, P.C.
                                  BALANCE SHEET

                                     ASSETS
                                                                               March 12,           December 31,
                                                                               ---------     ----------------------
                                                                                 1998          1997           1996
                                                                               ---------     -------         ------
                                                                              (unaudited)
Current assets:
    Cash and cash equivalents.............................................   $    9,884    $       50       $      50
    Patient accounts receivable, less allowances of $758,360,
      $753,857 and $324,098 in 1998, 1997 and 1996, respectively..........    1,411,670     1,416,243         684,798
    Other current assets..................................................       29,129         5,029           3,150
                                                                             ----------    ----------       ---------
         Total current assets.............................................    1,450,683     1,421,322         687,998

     Fixed assets, net....................................................      642,621       627,614         233,482
     Long-term accounts receivable........................................      100,000       100,000            --
     Other assets.........................................................       46,553        41,523          25,387
                                                                             ----------    ----------       ---------

         Total assets.....................................................   $2,239,857    $2,190,459       $ 946,867
                                                                             ==========    ==========       =========


                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
     Accounts payable and accrued liabilities.............................   $  740,230    $  787,709       $ 182,898
     Accrued physician compensation.......................................         --            --           229,930
     Loans payable to stockholders'.......................................      200,000          --              --
     Accrued profit sharing...............................................       91,231        99,400          90,072
     Line of credit.......................................................         --         270,000         120,000
     Current portion of long-term debt....................................       84,342        97,620          39,330
     Deferred revenue.....................................................    1,134,781     1,103,322         389,456
                                                                             ----------    ----------       ---------
         Total current liabilities........................................    2,250,584     2,358,051       1,051,686
     Long-term debt.......................................................      222,509       222,509          62,456
     Commitments and contingencies........................................         --            --              --
     Stockholders' deficit:
     Common stock (2,000 shares issued and outstanding at
      March 12, 1998 and December 31, 1997 and 1996)......................        2,000         2,000           2,000
     Accumulated deficit..................................................     (235,236)     (392,101)       (169,275)
                                                                             ----------    ----------       ---------
         Total stockholders' deficit......................................     (233,236)     (390,101)       (167,275)
                                                                             ----------    ----------       ---------

         Total liabilities and stockholders' deficit......................   $2,239,857    $2,190,459       $ 946,867
                                                                             ==========    ==========       =========







               See accompanying notes to the financial statements.

                       SHADY GROVE FERTILITY CENTERS, P.C.
                             STATEMENT OF OPERATIONS


                                                                    For the
                                                                    interim-                 For the
                                                                  period ended             years ended
                                                                    March 12,              December 31,
                                                                  -----------       -------------------------
                                                                     1998             1997             1996
                                                                  -----------       --------          -------
                                                                  (unaudited)

  Revenues, net...............................................     $1,915,580      $7,090,695       $3,962,081

  Costs of services rendered..................................      1,115,781       5,093,057        2,810,792
                                                                  -----------      -----------      ----------
  Contribution................................................        799,799       1,997,638        1,151,289

  General and administrative expenses.........................        638,769       2,211,967        1,103,480
  Interest expense............................................          4,561          28,766           14,113
  Interest income.............................................            396           6,529            5,564
                                                                  -----------      -----------      ----------
  Total other expenses........................................        642,934       2,234,204        1,112,029
                                                                  -----------      -----------      ----------
  Income (loss) before income taxes...........................        156,865        (236,566)          39,260
  (Benefit) provision for taxes...............................           --           (13,740)          13,740
                                                                  -----------      -----------      ----------
  Net income (loss)...........................................    $   156,865      $ (222,826)      $   25,520
                                                                  ===========      ===========      ==========














               See accompanying notes to the financial statements.

                       SHADY GROVE FERTILITY CENTERS, P.C.
                       STATEMENT OF STOCKHOLDERS' DEFICIT




                                                                                                    Total
                                                         Common Stock            Accumulated    Stockholders'
                                                     Shares         Amount          Deficit        Deficit
                                                     ------         ------         ---------      ---------

  BALANCE AS OF JANUARY 1, 1996..................     2,000         $2,000         $(194,795)     $(192,795)
  Net income.....................................       --             --             25,520         25,520
                                                      -----         ------         ---------      ---------

  BALANCE AS OF DECEMBER 31, 1996................     2,000          2,000          (169,275)      (167,275)
  Net loss.......................................       --             --           (222,826)      (222,826)
                                                      -----         ------         ---------      ---------

  BALANCE AS OF DECEMBER 31, 1997................     2,000          2,000          (392,101)      (390,101)
  Net income (unaudited).........................       --             --            156,865        156,865
                                                      -----         ------         ---------      ---------

  BALANCE AS OF MARCH 12, 1998 (unaudited).......     2,000         $2,000         $(235,236)     $(233,236)
                                                      =====         ======         =========      =========




























               See accompanying notes to the financial statements.

                       SHADY GROVE FERTILITY CENTERS, P.C.
                             STATEMENT OF CASH FLOWS


                                                                             For the
                                                                             interim-            For the
                                                                           period ended        years ended
                                                                             March 12,         December 31,
                                                                            ----------   -----------------------
                                                                               1998         1997          1996
                                                                            ----------   ----------    ---------
                                                                           (unaudited)

  Cash flows from operating activities:
    Net income (loss)..................................................     $156,865     $ (222,826)   $  25,520
    Adjustments to reconcile net income (loss) to net cash provided by operating activities:
       Depreciation and amortization...................................       22,000         87,000       52,785
       Contractual allowance and bad debt reserve......................        4,503        428,949      230,278
    Changes in assets and liabilities:
       (Increase) decrease in assets:
         Patient accounts receivable...................................           70     (1,160,394)    (540,747)
         Long-term accounts receivable.................................          --        (100,000)         --
         Other assets..................................................      (29,130)       (18,015)      (1,539)
       Increase (decrease) in liabilities:
         Accounts payable and accrued liabilities......................      (47,479)       604,811      (83,436)
         Accrued physician compensation................................          --        (229,930)     (43,027)
         Accrued profit sharing........................................       (8,169)         9,328       14,826
         Deferred revenue..............................................       31,459        713,866      389,456
                                                                            --------     ----------    ---------
  Net cash provided by operating activities............................      130,119        112,789       44,116
                                                                            --------     ----------    ---------
  Cash flows used in investing activities:
    Purchase of fixed assets and leasehold improvements................      (37,007)      (481,132)     (17,628)
                                                                            --------     ----------    ---------
  Cash flows (used in) provided by financing activities:
    Net (decrease) increase in line of credit..........................     (270,000)       150,000      120,000
    Note receivable....................................................         --             --         44,000
    Repayment of debt..................................................     ( 13,278)       (82,121)    (190,488)
    Proceeds from stockholders' loans..................................      200,000           --           --
    Proceeds from issuance of debt.....................................         --          300,464         --
                                                                            --------     ----------    ---------
  Net cash (used in) provided by financing activities..................      (83,278)       368,343      (26,488)
                                                                            --------     ----------    ---------
  Net  increase in cash................................................        9,834           --           --
  Cash at beginning of period..........................................           50             50           50
                                                                            --------     ----------    ---------
  Cash at end of period................................................     $  9,884     $       50    $      50
                                                                            ========     ==========    =========
    Interest paid......................................................     $  4,561     $   28,766    $  14,113
                                                                            ========     ==========    =========



               See accompanying notes to the financial statements.

                       SHADY GROVE FERTILITY CENTERS, P.C.
                          NOTES TO FINANCIAL STATEMENTS


  NOTE 1 - THE COMPANY:

      Shady Grove Fertility Centers, P.C. (the "Company") is a six physician group practice with four locations in the Washington D.C. area. Three of the physicians (the "Stockholders") own 100% of the common stock of the Company. The Company specializes in providing assisted reproductive technology and related infertility services in the Washington D.C. area (see Note 10).


  NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

   Basis of presentation --

      The accompanying financial statements of the Company comprise the accounts of Shady Grove Fertility Centers, P.C.

   Revenues and cost recognition --

      Revenues consist of services rendered for patients and are recognized upon performance of such services. Revenues are recorded on a net realizable basis after deducting contractual allowances and consist of patient fees for infertility and related services performed by the Company. Related direct costs are recognized in the period in which the clinical and/or laboratory services are rendered. Net realization is dependent upon benefits provided by the patient's insurance policy or agreements between the Company and third-party payors. Payments collected from patients in advance for services are included in deferred revenue and revenue is recognized as the services are performed.

   Cash and cash equivalents --

      The  Company  considers  all  highly  liquid   instruments  with  original
maturities of three months or less to be cash equivalents.

   Patient accounts receivable --

      Patient accounts receivable represent receivables from patients and insurance companies for medical services provided by the Company. Such amounts are recorded net of contractual allowances and estimated bad debts.

   Deferred revenue --

      Deferred revenue represents payments collected from patients in advance for services to be rendered. Revenue is recognized as the services are performed.

   Fixed assets --

      Fixed assets are valued at cost less accumulated depreciation and amortization. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets, generally three to ten years. Leasehold improvements are amortized over the shorter of the asset life or the remaining term of the lease.

      When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts. The difference between the net book value of the assets and proceeds from disposition is recognized as a gain or loss. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized.

                       SHADY GROVE FERTILITY CENTERS, P.C.
                    NOTES TO FINANCIAL STATEMENTS (continued)

   Income taxes --

      The Company accounts for income taxes utilizing the asset and liability approach. Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws.

   Financial instruments --

      The carrying value of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and long-term debt, as reported in the accompanying balance sheet, approximates fair value.

   Common Stock --

      The Company had 2,000 shares of common stock outstanding at March 12, 1998 and December 31, 1997 and 1996 with a par value of $1 per share.

   Use of estimates in the preparation of the financial statements --

      The preparation of these financial statements in conformity with generally accepted accounting principles requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


  NOTE 3 - FIXED ASSETS, NET:

      Fixed assets, net at December 31, 1997 and 1996 consisted of the following:

                                                      1997          1996
                                                   ----------     --------

       Furniture, office and other equipment...... $  861,454     $482,569
       Leasehold improvements.....................    243,572      141,325
                                                   ----------     --------
       Total  ....................................  1,105,026      623,894

       Less - accumulated depreciation and
        amortization..............................   (477,412)    (390,412)
                                                   ----------     --------

                                                   $  627,614     $233,482
                                                   ==========     ========

      Depreciation  and  amortization   expense  totaled  $87,000  and  $52,785,
respectively, for the years ended December 31, 1997 and 1996.

                       SHADY GROVE FERTILITY CENTERS, P.C.
                    NOTES TO FINANCIAL STATEMENTS (continued)

  NOTE 4 - DEBT:

      Long-term debt at December 31, 1997 and 1996 consisted of the following:

                                                         1997          1996
                                                       --------      -------

           Business term loans..............           $216,892      $75,000
           Equipment loans..................            103,237       26,786
                                                       --------      -------

           Total debt.......................            320,129      101,786
           Less - current portion...........             97,620       39,330
                                                       --------      -------

           Long-term debt...................           $222,509      $62,456
                                                       ========      =======

      Two business term loans existed as of December 31, 1997. The first loan was issued in March 1996 for $100,000 and requires monthly principal payments through March 1999. This loan bears interest at a rate of 9.25%. The second loan was issued in April 1997 for $210,000 and requires monthly payments through April 2002. This loan bears interest at a rate of 9.5%. Both loans are collateralized by accounts receivable and equipment of the Company.

      The equipment loans represent loans for two automobiles which are payable over a 5 year period and are collateralized by the automobiles. The first loan was issued in December 1995 for $32,718 and bears interest at a rate of 8.75%. The second loan was issued in May 1997 for $90,464 and bears interest at a rate of 9.25%.

      The Company also maintains a $325,000 line of credit arrangement with a local bank. This line of credit bears a variable rate of interest which is equal to the prime rate plus 1%. The total amount outstanding under the line of credit was $270,000 and $120,000 at December 31, 1997 and 1996, respectively. The line of credit was paid in full on January 22, 1998.

      In January 1998, the Stockholders of the Company loaned $200,000 to the Company which was used towards repaying the line of credit. The Company repaid in full the non-interest bearing loan in early April 1998.

      As of December 31, 1997, the annual maturities of the long-term debt during each of the next five years were as follows:

             1998...........................................  $ 97,620
             1999...........................................    71,462
             2000...........................................    68,559
             2001...........................................    62,759
             2002 and thereafter............................    19,729
                                                                ------

             Total debt payments............................  $320,129
                                                              ========

  NOTE 5 - OPERATING LEASES:

      The Company leases certain office space and equipment under operating lease agreements which extend for one to five years. Effective March 12, 1998, in conjunction with the sub-management agreement with IntegraMed America, Inc., these leases became the obligations of IntegraMed America, Inc. (see Note 10).

      Rent expense under operating leases was $348,881 and $200,579 for the years ended December 31, 1997 and 1996, respectively.

                       SHADY GROVE FERTILITY CENTERS, P.C.
                    NOTES TO FINANCIAL STATEMENTS (continued)

  NOTE 6 - INCOME TAXES:

      The Company did not record a tax provision for the interim period ended March 12, 1998 due to its utilization of operating loss carryforwards. The Company's 1997 tax benefit primarily represents an operating loss carryback for federal and state income taxes which is partially offset by a valuation allowance. The 1996 tax provision represents current federal and state income taxes. The Company had no deferred tax assets or liabilities at December 31, 1997 and an insignificant deferred tax liability at December 31, 1996.

  NOTE 7 - COMMITMENTS AND CONTINGENCIES:

      The Company is subject to certain federal and state laws and regulations, many of which have not been the subject of judicial or regulatory interpretation. Management believes the Company's operations are in substantial compliance with applicable laws and regulations. Although an adverse review or determination by any such authority could be significant to the Company, management believes the effects of any such review or determination would not be material to the Company's financial condition or results of operations.


  NOTE 8 - RELATED PARTY TRANSACTIONS:

      Physician   compensation  and  benefits  were  $513,542,   $2,408,162  and
$1,265,486 for the interim period ended March 12, 1998 and the years ended December 31, 1997 and 1996, respectively.


  NOTE 9 - EMPLOYEE BENEFIT PLANS:

      The Company maintains a profit sharing plan for certain physicians and employees of the Company. The Company provided $93,000 and $90,366 to the plan for the years ended December 31, 1997 and 1996, respectively.


  NOTE 10 - SUBSEQUENT EVENT:

      On March 11, 1998, the Company entered into a twenty-year management agreement with Levy, Sagoskin and Stillman, M.D., P.C. (the "Shady Grove, P.C."). Effective March 12, 1998, the Company changed to a Maryland business corporation from a Maryland professional corporation and transferred its medical practice operations to the Shady Grove, P.C. Contemporaneously, IntegraMed America, Inc., a publicly held physician practice management company ("IntegraMed"), acquired the majority of the capital stock of the Company and entered into a twenty-year sub-management agreement with the Shady Grove, P.C. In April 1998, IntegraMed issued warrants to the Stockholders to acquire an aggregate of 45,000 shares of IntegraMed Common Stock in consideration of extending IntegraMed's sub-management agreement with the Shady Grove, P.C. from twenty to twenty-five years. IntegraMed will acquire the balance of the capital stock of the Company on or about November 1, 1998.

                            INTEGRAMED AMERICA, INC.

             Unaudited Pro Forma Consolidated Financial Information
                              Basis of Presentation

      The transaction detailed below was accounted for by the purchase method of accounting and the purchase price has been allocated to the tangible and intangible assets acquired and liabilities assumed based upon the estimated fair values at the date of acquisition. The unaudited consolidated financial statements include the results of this transaction from the respective date of acquisition.

      On March 12, 1998, IntegraMed America, Inc. ("IntegraMed") acquired the majority of the capital stock of Shady Grove Fertility Centers, Inc. ("Shady Grove"), currently a Maryland business corporation which provides management services, and formerly a Maryland professional corporation engaged in providing infertility services. Prior to the closing of the transaction, Shady Grove had entered into a twenty-year management agreement with Levy, Sagoskin and Stillman, M.D., P.C. (the "Shady Grove, P.C."), an infertility physician group practice comprised of six physicians (the "Physicians") and four locations surrounding the greater Washington, D.C. area. In April 1998, IntegraMed issued warrants to the shareholders of the Shady Grove, P.C. to acquire an aggregate of 45,000 shares of IntegraMed Common Stock in consideration of extending IntegraMed's management agreement with the Shady Grove, P.C. from twenty to twenty-five years. IntegraMed will acquire the balance of the Shady Grove capital stock on or about November 1, 1998.

      The aggregate purchase price for all of the Shady Grove capital stock was approximately $5.7 million, consisting of approximately $2.8 million in cash, $1.4 million in Common Stock, and $1.5 million in promissory notes. On March 12, 1998, the first closing date, the following consideration was paid to two of the three shareholder physicians: (i) approximately $1.8 million in cash, (ii) approximately $1.2 million in stock or 639,551 shares of IntegraMed's Common Stock, and (iii) approximately $1.1 million in promissory notes. The promissory notes are payable in two equal annual installments due on April 1, 1999 and 2000, respectively, and bear interest at an annual rate of 8.5%. IntegraMed will pay the balance of the aggregate purchase price on or about November 1, 1998 (the "Second Closing Date"), when the balance of the Shady Grove capital stock is transferred to IntegraMed. The number of shares of Common Stock of IntegraMed to be issued on the Second Closing Date, which will have a fair market value of approximately $200,000, will be determined based upon the average closing price of IntegraMed's Common Stock for the ten-day trading period prior to the third business day before the Second Closing Date; provided, however, that in no event will the price per share exceed $2.00 or be less than $1.70 for purposes of this calculation.

      Under long term employment agreements with the Shady Grove, P.C., the Physicians will provide medical services, as defined.

      The following unaudited pro forma consolidated statements of operations have been prepared by management based on the unaudited information for the interim-period ended March 12, 1998 and audited information for the year ended December 31, 1997 of Shady Grove adjusted where necessary, with respect to pre-acquisition periods, to the basis of accounting used in the historical financial statements of IntegraMed. Such adjustments include modifying the results to reflect operations as if the related acquisition had been consummated on January 1, 1998 and January 1, 1997, respectively. Additional general corporate expenses which would have been required to support the operations of the Shady Grove Network Site are not included in the pro forma results. The unaudited pro forma results may not be indicative of the results that would have occurred if the acquisition and management agreement had been in effect on the dates indicated or which may be obtained in the future.


                            INTEGRAMED AMERICA, INC.

                 Pro Forma Consolidated Statement of Operations
                 for the Three-Month Period Ended March 31, 1998
              (all amounts in thousands, except per share amounts)
                                   (unaudited)

                                                                                Transaction      Pro Forma
                                                              Historical        Adjustments    Consolidated
                                                              ----------        -----------    ------------

Revenues, net................................................     $8,746         $1,468(a)        $10,214

Operating expenses incurred on behalf of Network Sites.......      7,009          1,241(b)          8,250
                                                                  ------         ------           -------

Network Sites' contribution .................................      1,737            227             1,964
                                                                  ------         ------           -------

General and administrative expenses..........................      1,185             --             1,185
Intangible asset amortization................................        233             45(c)            278
Interest expense, net........................................         60             --                60
                                                                  ------         ------           -------
Total other expenses.........................................      1,478             45             1,523
                                                                  ------         ------           -------

Income before income taxes ..................................        259            182               441

Provision for income taxes ..................................         49             34                83
                                                                  ------         ------           -------

Net income...................................................        210            148               358

Less: Dividends accrued on Preferred Stock...................         33             --                33
                                                                  ------         ------           -------

Net income applicable to Common Stock........................     $  177         $  148           $   325
                                                                  ======         ======           =======

Basic earnings per share of Common Stock.....................     $ 0.01                          $  0.02
                                                                  ======                          =======

Diluted earnings per share of Common Stock...................     $ 0.01                          $  0.02
                                                                  ======                          =======

Weighted average shares-- Basic..............................     20,024            505(d)         20,529
                                                                  ======         ======           =======

Weighted average shares-- Diluted............................     20,401            505(d)         20,906
                                                                  ======         ======           =======

Note: Under the Shady Grove management agreement, IntegraMed receives as compensation for its management services a three-part management fee comprised of: (i) a fixed percentage of net revenues, (ii) reimbursed operating expenses
(expenses incurred in managing Shady Grove and any expenses paid on behalf of Shady Grove), and (iii) a variable percentage of earnings. Pursuant to Amendment
No. 2 dated May 6, 1998 to the Shady Grove Management Agreement, the third component of the management fee was changed to a variable percentage of earnings from a percentage of revenues effective March 11, 1998.

(a) To record net revenues earned for the interim-period ended March 12, 1998 under the Shady Grove management agreement.

(b)  To record operating expenses incurred during the interim-period ended March
     12, 1998 under the Shady Grove management agreement.

(c) To record amortization of exclusive management rights, which are amortized over the twenty-five year term of the Shady Grove management agreement, for the interim-period ended March 12, 1998.

(d) Represents the balance of 639,551 shares which were assumed to be issued on January 1, 1998 as opposed to March 12, 1998.

                            INTEGRAMED AMERICA, INC.

                 Pro Forma Consolidated Statement of Operations
                      for the Year Ended December 31, 1997
              (all amounts in thousands, except per share amounts)
                                   (unaudited)

                                                                                Transaction      Pro Forma
                                                              Historical        Adjustments    Consolidated
                                                              ----------        -----------    ------------

Revenues, net................................................    $22,638         $5,683(a)        $28,321

Operating expenses incurred on behalf of Network Sites.......     17,251          4,905(b)         22,156
                                                                 -------         ------           -------

Network Sites' contribution .................................      5,387            778             6,165
                                                                 -------         ------           -------

General and administrative expenses..........................      4,192             --             4,192
Intangible asset amortization................................        766            228(c)            994
Interest income, net.........................................        (49)            --               (49)
                                                                 -------         ------           -------
Total other expenses.........................................      4,909            228             5,137
                                                                 -------         ------           -------

Income before income taxes ..................................        478            550             1,028

Provision for income taxes ..................................        104            117               221
                                                                 -------         ------           -------

Net income...................................................        374            433               807

Less: Dividends accrued on Preferred Stock...................        133             --               133
                                                                 -------         ------           -------

Net income applicable to Common Stock........................    $   241         $  433           $   674
                                                                 =======         ======           =======

Basic earnings per share of Common Stock.....................    $  0.02                          $  0.05
                                                                 =======                          =======

Diluted earnings per share of Common Stock...................    $  0.02                          $  0.05
                                                                 =======                          =======

Weighted average shares-- Basic..............................     12,405            640(d)         13,045
                                                                 =======         ======           =======

Weighted average shares-- Diluted............................     12,616            640(d)         13,256
                                                                 =======         ======           =======

Note: Under the Shady Grove management agreement, IntegraMed receives as compensation for its management services a three-part management fee comprised of: (i) a fixed percentage of net revenues, (ii) reimbursed operating expenses
(expenses incurred in managing Shady Grove and any expenses paid on behalf of Shady Grove), and (iii) a variable percentage of earnings. Pursuant to Amendment
No. 2 dated May 6, 1998 to the Shady Grove Management Agreement, the third component of the management fee was changed to a variable percentage of earnings from a percentage of revenues effective March 11, 1998.

(a) To record net revenues earned for the year ended December 31, 1997 under the Shady Grove management agreement.

(b) To record operating expenses incurred during the year ended December 31, 1997 under the Shady Grove management agreement.

(c) To record amortization of exclusive management rights, which are amortized over the twenty-five year term of the Shady Grove management agreement, for the year ended December 31, 1997.

(d) Assumes 639,551 shares were issued on January 1, 1997.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   INTEGRAMED AMERICA, INC.
                                   (Registrant)




Date:  May 26, 1998           By:  /s/ Eugene R. Curcio
                                   --------------------

                                   Eugene R. Curcio
                                   Vice President and
                                   Chief Financial Officer
                                   (Principal Financial and Accounting Officer)

                                INDEX TO EXHIBITS


Exhibit
Number                              Exhibit
-------                             -------
10.105(b) -- Amendment  No. 2  to  Management  Agreement  between  Shady  Grove
             Fertility Centers, Inc. and Levy, Sagoskin and Stillman, M.D.,P.C.